Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

JAKKS Pacific, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1—Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Debt	Debt Securities	(1)	(1)	(1)	(1)	(1)	(1)	—	—	—	—

Fees to Be Paid	Equity	Common Stock, par value $0.001 per share	(1)	(1)	(1)	(1)	(1)	(1)	—	—	—	—

Fees to Be Paid	Equity	Preferred Stock, par value $0.001 per share	(1)	(1)	(1)	(1)	(1)	(1)	—	—	—	—

Fees to Be Paid	Other	Units(2)	(1)	(1)	(1)	(1)	(1)	(1)	—	—	—	—

Fees to Be Paid	Other	Warrants	(1)	(1)	(1)	(1)	(1)	(1)	—	—	—	—

Fees to Be Paid	Other	Rights	(1)	(1)	(1)	(1)	(1)	(1)	—	—	—	—

Fees to be Paid	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)	(1)	(1)	$124,710,000(1)	$110.20 per $1,000,000	$13,743	—	—	—	—

Fees Previously Paid	—	—	—	—	—	—	—	—	—	—	—	—

Carry Forward Securities

Carry Forward Securities	Equity	Common Stock, par value $0.001 per share	415(a)(6)	(3)		$25,290,000	$92.70 per $1,000,000	$2,344	S-3	333-266009	July 29, 2022	$2,344

	Total Offering Amounts					$150,000,000(1)(3)		$13,743

	Total Fees Previously Paid							$2,344

	Total Fee Offsets							—

	Net Fee Due							$11,399

(1)

Pursuant to Instruction 2.A(iii)(b) of Item 16(b) of Form S-3, this information is not required to be included. An indeterminate amount of the securities of each identified class is being registered as may from time to time be offered under this registration statement at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold under this registrations statement, as shall have an aggregate initial offering price up to $150,000,000. Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities.

(2)

Units may be issued under a unit agreement and will represent an interest in one or more securities registered under this registration statement including shares of common stock or preferred stock, debt securities or warrants, in any combination, which may or may not be separable from one another.

(3)

Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include $25,290,000 of unsold securities (the “Unsold Securities”) previously registered pursuant to the Registration Statement on Form S-3 (File No. 333-266009), which was declared effective on July 29, 2022 (the “Prior Registration Statement”). The Prior Registration Statement registered securities for primary offerings in accordance with Rule 415(a)(1)(x) with a proposed maximum aggregate offering price of $25,290,000. The registrant did not sell any of such securities under the Prior Registration Statement, leaving all Unsold Securities, in respect of which the registrant paid an aggregate registration fee of $2,344 (based on the filing fee rate in effect at the time of the filing of the Prior Registration Statement). Pursuant to Rule 415(a)(6), the filing fee of $2,344 associated with the offering of the Unsold Securities is hereby applied to offset the amount of the filing fee in connection with the $124,710,000 additional securities registered hereunder. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the registrant sells any Unsold Securities pursuant to the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated number of Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this registration statement. Pursuant to Rule 415(a)(6), the offering of the Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.